Exhibit 1.1

ALSP ORCHID ACQUISITION CORPORATION I

15,000,000 Units

Units, each consisting of one (1) Class A ordinary share,

$0.0001 par value, and one-half of one warrant

UNDERWRITING AGREEMENT

November 18, 2021

UNDERWRITING AGREEMENT

November 18, 2021

Stifel, Nicolaus & Company, Incorporated

1 South Street, 15th Floor

Baltimore, Maryland 21202

Nomura Securities International, Inc.

309 West 49th Street

New York, NY 10019

as representatives of the Underwriters

Ladies and Gentlemen:

ALSP Orchid Acquisition Corporation I, a Cayman Islands exempted company (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 15,000,000 units (the “Units”) of the Company (the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 2,250,000 additional Units to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).

Each Unit consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant to purchase one Ordinary Share (the “Warrant(s)”). The Ordinary Shares (the “Public Shares”) and Warrants included in the Units will not trade separately until the fifty-second (52nd) day following the date of the Prospectus (as defined below) (or, if such date is not a business day, the following business day) unless the Representatives inform the Company of their decision to allow earlier separate trading, subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the filing of such audited balance sheet with the U.S. Securities and Exchange Commission (the “Commission”) on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. Each whole Warrant entitles its holder, upon exercise, to purchase one Ordinary Share for $11.50 per share on the later of thirty (30) days after the completion by the Company of an initial Business Combination (as defined below) and 12 months following the date of the Offering, and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or Liquidation (as defined below). As used herein, the term “Business Combination” (as described more fully in the Registration Statement (as defined below)) shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

The Company will enter into an Investment Management Trust Agreement, dated as of the Closing Date (as defined below) of, with Continental Stock Transfer & Trust Company, LLC (“CST&T”), as trustee, in substantially the form filed as Exhibit 10.1 to the Registration Statement (the “Trust Agreement”), pursuant to which certain proceeds from the sale of the Private Placement Units (as defined below) and the proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Underwritten Securities and the Option Securities, if and when issued.

The Company will enter into a Warrant Agreement, dated as of the Closing Date, with CST&T, as warrant agent, with respect to the Warrants and the Private Placement Warrants, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST&T will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants and the Private Placement Warrants (as defined below).

The Company has entered into a Subscription Agreement, dated as of September 22, 2021 , with ALSP Orchid Sponsor LLC (the “Sponsor”), which is filed as Exhibit 10.5 to the Registration Statement (the “Sponsor Shares Subscription Agreement”), pursuant to which the Sponsor purchased an aggregate of 4,312,500 Class B ordinary shares of the Company, par value $0.0001 per share (the “Founder Shares”), for an aggregate purchase price of $25,000.

The Company has entered into a Private Placement Unit Purchase Agreement, dated as of the date hereof (the “Sponsor Unit Purchase Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.6 to the Registration Statement. Pursuant to the Sponsor Unit Purchase Agreement, the Sponsor agreed to purchase an aggregate of 825,000 units (or 915,000 units if the over-allotment option is exercised in full) (the “Private Placement Units”), each unit comprised of one Ordinary Share and one-half of one redeemable warrant, each whole warrant entitling the holder to purchase one Ordinary Share (the “Private Placement Warrants”), for $10.00 per Private Placement Unit in a private placement closing simultaneously with the closing of the Offering and intended to be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”). The Private Placement Units are substantially similar to the Units, except as described in the Prospectus.

The Company will enter into a Registration Rights Agreement, dated as of the Closing Date, with the Sponsor and the other parties thereto(the “Registration Rights Agreement”) in substantially the form filed as Exhibit 10.2 to the Registration Statement, pursuant to which the Company has granted certain registration rights in respect of the Founder Shares (including any Ordinary Shares issued or issuable upon conversion of any such Founder Shares), the Ordinary Shares underlying the Private Placement Units, the Private Placement Warrants, the Ordinary Shares underlying the Private Placement Warrants, the Ordinary Shares underlying the units that may be issued upon conversion of working capital loans (the “Working Capital Units”), and the warrants underlying the Working Capital Units (including the Ordinary Shares underlying such warrants).

The Company will cause to be duly executed and delivered a Letter Agreement, dated as of the Closing Date, by and among the Company, the Sponsor, the Company’s officers, directors and director nominees substantially in the form filed as Exhibit 10.4 to the Registration Statement (the “Insider Letter”).

The Company will enter into an Administrative Support Agreement, dated as of the Closing Date, with Accelerator Services Corporation (“ASC”), in substantially the form filed as Exhibit 10.8 to the Registration Statement (the “Administrative Support Agreement”), pursuant to which the Company will, subject to the terms of the Administrative Support Agreement, pay to ASC an aggregate monthly fee of $20,000 for certain office space, utilities and secretarial and administrative support.

The Company has prepared and filed, in accordance with the provisions of the Act, a registration statement on Form S-1 (File No. 333-260709), including a prospectus, covering the registration of the offer and sale of the Securities. Such registration statement was declared effective by the Commission under the Act. The term “Registration Statement” means such registration statement, including the amendments, the exhibits and any schedules thereto, at the time it was declared effective by the Commission under the Act, and including the Rule 430A Information (as defined below); provided, however, that the term “Registration Statement” shall include any registration statement filed pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”). Each prospectus used prior to the effectiveness of the Registration Statement under the Act, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus relating to the Securities in accordance with the provisions of Rule 430A under the Act (“Rule 430A”) and Rule 424(b) under the Act (“Rule 424(b)”). Such final prospectus, in the form first filed pursuant to Rule 424(b), is referred to herein as the “Prospectus.” The information included in the Prospectus that was omitted from the above-mentioned registration statement at the time it was declared effective by the Commission under the Act but that is deemed to be part of the Registration Statement at such effective time pursuant to Rule 430A(b) is referred to herein as the “Rule 430A Information.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:30 p.m., New York City time, on the date of this Agreement, or such other time as agreed by the Company and the Representatives.

“Disclosure Package” means the most recent preliminary prospectus issued and delivered by the Company to the Underwriters for general distribution to investors prior to the Applicable Time and the number of Securities and the initial offering price per Unit and the Time of Delivery Information, if any, set forth on Schedule B hereto, all considered together.

“Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Free Writing Prospectus” means any “free writing prospectus” (as defined in Rule 405 under the Act (“Rule 405”)) relating to the Securities.

“Initial Shareholder” means any beneficial owner of the Company’s unregistered securities.

“Liquidation” means the distributions of the Trust Account to the Public Shareholders (as defined in Section 1(b)) in connection with the redemption of the Public Shares held by the Public Shareholders pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association, as amended (the “Memorandum and Articles of Association”), if the Company fails to consummate a Business Combination.

“Testing-the-Waters Communication” means any oral or written communication with investors undertaken in reliance of Section 5(d) of the Act.

“Transaction Agreements” means this Agreement, the Trust Agreement, the Warrant Agreement, the Sponsor Shares Subscription Agreement, the Sponsor Unit Purchase Agreement, the Registration Rights Agreement and the Administrative Support Agreement.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

As used in this Agreement, “business day” shall mean a day on which the Nasdaq Capital Market (“Nasdaq”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

1. Sale and Delivery of Securities. (a) Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule A hereto, subject to adjustment in accordance with Section 7 hereof, at a purchase price of $9.80 per Unit (the “Underwritten Purchase Price”). The Company is advised by the Representatives that the Underwriters intend (i) to make a public offering of their respective portions of the Securities as soon after the effectiveness of this Agreement as in the Representatives’ judgment is advisable and (ii) to offer the Securities upon the terms set forth in the Prospectus (the “Offering”).

(b) In addition to the discount from the public offering price represented by the Underwritten Purchase Price set forth in the first sentence of Section 1(a) of this Agreement, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit of the Securities purchased hereunder (the “Underwritten Deferred Discount”), which Underwritten Deferred Discount will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representatives, on behalf of the Underwriters, upon the Company’s consummation of its initial Business Combination. The Underwriters hereby agree that if no Business Combination is consummated by the Company within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Public Shares sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Underwritten Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Underwritten Deferred Discount to the Public Shareholders in accordance with the Investment Management Trust Agreement.

(c) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 2,250,000 Option Securities, at a purchase price of $9.80 per Unit (the “Option Purchase Price”). Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the forty-fifth (45th) day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be based upon the same percentage of the total number of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.

(d) The Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit of the Option Securities purchased hereunder (the “Option Deferred Discount” and together with the Underwritten Deferred Discount, the “Deferred Discount”), which Option Deferred Discount will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representatives, on behalf of the Underwriters, upon the Company’s consummation of its initial Business Combination. The Underwriters hereby agree that if no Business Combination is consummated by the Company within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the Public Shareholders (i) the Underwriters will forfeit any rights or claims to the Option Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Option Deferred Discount to the Public Shareholders in accordance with the Investment Management Trust Agreement.

(e) Payment of the purchase price for the Securities shall be made to the Company by federal funds wire transfer against delivery of the certificates or security entitlements in respect of the Securities to the Representatives through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Payment and delivery of the Underwritten Securities and, if the option provided for in Section 1(c) hereof shall have been exercised on or before the second (2nd) business day prior to the Time of Purchase (as defined below), the Option Securities related to such exercise, shall be made at 9:00 A.M., New York City time, on November 23, 2021 (unless another time shall be agreed to by the Representatives and the Company or unless postponed in accordance with the provisions of Section 7 hereof) (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The time at which such payment and delivery are to be made is herein referred to as the “Time of Purchase.” Electronic transfer of the Securities shall be made to the Representatives at the Time of Purchase in such names and in such denominations as the Representatives shall specify.

(f) If the option provided for in Section 1(c) hereof is exercised after the second (2nd) business day prior to the Time of Purchase, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at c/o Stifel, Nicolaus & Company, Incorporated, 1 South Street, 15th Floor, Baltimore, Maryland 21202 and c/o Nomura Securities International, Inc., 309 West 49th Street, New York, NY 10019, on the date specified by the Representatives (which shall be at least two (2) business days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof. If settlement for any Option Securities occurs after the Time of Purchase, the Company will deliver to the Representatives on the settlement date for such Option Securities (an “Option Securities Settlement Date”), and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered pursuant to Section 5 hereof.

(g) Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Nomura Securities International, Inc. (“Nomura”), individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Time of Purchase or an Option Securities Settlement Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

(h) Deliveries of the documents described in Section 5 hereof with respect to the purchase of the Securities shall be made at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at 666 Third Avenue, New York, New York 10017, at 9:00 A.M., New York City time, at the Time of Purchase. No “in person” closing shall be required, and deliveries of documents may be made by electronic means.

2. Representations and Warranties. The Company represents and warrants to the Underwriters on the date of this Agreement, the Applicable Time, the Time of Purchase and any Option Securities Settlement Date (collectively, a “Representation Date”), and agrees with the Underwriters, as follows:

(i) Each of the Registration Statement and any post-effective amendment thereto, including any Rule 462(b) Registration Statement, is effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

(ii) Each of the Registration Statement and any post-effective amendment thereto, at the time of its initial effectiveness complied in all material respects with the requirements of the Act. Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Act and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iii) Neither the Registration Statement nor any amendment thereto, at its initial effectiveness, the Time of Purchase or any Option Securities Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at the Applicable Time, the Time of Purchase and any Option Securities Settlement Date, neither (A) the Disclosure Package nor (B) any individual Written Testing-the-Waters Communication, when considered together with the Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Time of Purchase or at any Option Securities Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this paragraph shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9 below).

(iv) The Company has filed with the Commission a Form 8-A (File No. 001-41086) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Securities, which registration is currently effective on the date hereof. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on Nasdaq, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(v) (A) At the time of filing the Registration Statement and (B) as of the date of this Agreement, the Company was and is an Ineligible Issuer (as defined in Rule 405).

(vi) The Company has not prepared or used a Free Writing Prospectus.

(vii) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(viii) The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (B) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those which were contemporaneous with a live oral presentation and were not left behind or distributed in advance to the audience and were in the form provided in advance to the Underwriters.

(ix) The Company has an authorized, issued and outstanding capitalization as set forth in the section of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” under the column entitled “Actual” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Disclosure Package and the Prospectus).

(x) The Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on Nasdaq. The Company has not received any notice from Nasdaq regarding the delisting or potential delisting of the Securities. The certificates for the Securities are in due and proper form.

(xi) The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with full corporate power and authority to own, lease and operate its properties and assets and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to execute and deliver each of the Transaction Agreements and the Insider Letter and to carry out the transactions contemplated hereby and thereby and to issue, sell and deliver the Securities and the Private Placement Units as contemplated herein.

(xii) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (A) have a material adverse effect on the business, properties, condition (financial or otherwise), liquidity, results of operations or prospects of the Company or (B) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference described in the foregoing clauses (A) and (B) being herein referred to as a “Material Adverse Effect”). The Company has no subsidiaries.

(xiii) All issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding Ordinary Shares and Warrants were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares and Warrants, exempt from such registration requirements. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(xiv) The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and any restriction upon the voting or transfer thereof pursuant to Cayman Islands law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xv) The Public Shares have been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

(xvi) The Private Placement Units have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Sponsor Unit Purchase Agreement, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and any restriction upon the voting or transfer thereof pursuant to Cayman Islands Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party.

(xvii) The Ordinary Shares included in the Private Placement Units have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Sponsor Unit Purchase Agreement, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and any restriction upon the voting or transfer thereof pursuant to Cayman Islands Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party.

(xviii) The Warrants included in the Units, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, as applicable, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xix) The Private Placement Warrants, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Private Placement Units by the purchasers thereof in accordance with the Sponsor Unit Purchase Agreement, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xx) The Ordinary Shares issuable upon exercise of the Warrants included in the Units and the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when executed by the Company and countersigned, and issued and delivered against payment therefor pursuant to the Warrants and the Private Placement Warrants, as applicable, and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Ordinary Shares and the Public Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Ordinary Shares (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(xxi) The Founder Shares have been duly authorized, executed by the Company and countersigned, and validly issued and delivered against payment by the Sponsor pursuant to the Sponsor Shares Subscription Agreement, and are fully paid and non-assessable.

(xxii) The Ordinary Shares issuable upon conversion of the Founder Shares have been duly authorized and reserved for issuance upon conversion thereof and, when executed by the Company and countersigned, and issued and delivered in accordance with the terms of the Founder Shares, will be validly issued, fully paid and non-assessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Ordinary Shares (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(xxiii) The capital stock of the Company, including the Ordinary Shares, Warrants, Units, Private Placement Units, Private Placement Warrants and Founder Shares, conforms in all material respects to each description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(xxiv) Except as set forth in the Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(xxv) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(xxvi) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Securities pursuant to the Registration Statement.

(xxvii) Each of the Transaction Agreements has been duly authorized, and upon execution and delivery by the Company is or will be, as applicable, a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xxviii) Each of the Sponsor Shares Subscription Agreement and the Sponsor Unit Purchase Agreement has been duly authorized, executed and delivered by the Sponsor and is a valid and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The Administrative Support Agreement has been duly authorized, executed and delivered by the Sponsor, enforceable against the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xxix) The Insider Letter has been duly authorized and when executed and delivered by the Company and the Sponsor, and each such executive officer, director and director nominee, respectively, will be a valid and binding agreement of the Company and the Sponsor, and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, enforceable against the Company and the Sponsor, and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xxx) The Company is not in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws or similar organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, or (C) any U.S. federal, state, local or foreign law, or (D) any rule or regulation of any U.S. federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or any self-regulatory organization or other non-governmental regulatory authority (collectively, a “Regulatory Authority”) or (E) any decree, judgment or order applicable to it or any of its properties or assets.

(xxxi) The execution, delivery and performance of each Transaction Agreement and the Insider Letter, the issuance and sale of the Securities contemplated hereby and the consummation of the other transactions contemplated by the Transaction Agreements and the Insider Letter do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness or other financing instrument (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness or other financing instrument under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or asset of the Company) (A) the charter or bylaws or similar organizational document of the Company, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of its properties or assets may be bound or affected, or (C) any U.S. federal, state, local or foreign law, or (D) any rule or regulation of any Regulatory Authority or (E) any decree, judgment or order applicable to the Company or any of its properties or assets.

(xxxii) No approval, authorization, license, registration, qualification, decree, consent or order of or filing with any Regulatory Authority or approval of the shareholders of the Company is necessary or required in connection with the execution, delivery and performance of any Transaction Agreement or the Insider Letter, the issuance and sale of the Securities contemplated hereby or the consummation by the Company of the other transactions contemplated by the Transaction Agreements and the Insider Letter, other than (A) registration of the offer and sale of the Securities under the Act, which has been effected, (B) any necessary qualification under the state or non-U.S. securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters or (C) under the rules of the Financial Industry Regulatory Authority (“FINRA”).

(xxxiii) The Company has all necessary permits, licenses, authorizations, consents and approvals issued by the appropriate Regulatory Authorities and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary permits, licenses, authorizations, consents and approvals from other persons, in order to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company is not in violation of, or in default under, and has not received notice of any proceedings relating to revocation or modification of, any such permit, license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company.

(xxxiv) There are no actions, suits, proceedings, claims, investigations or inquiries pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its respective directors or officers is or would be a party or of which any of their respective properties or assets is or would be subject at law or in equity, before or by any Regulatory Authority.

(xxxv) Grant Thornton LLP, whose report on the financial statements of the Company is included in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and by the rules of the Public Company Accounting Oversight Board.

(xxxvi) The financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. The supporting schedules included in the Registration Statement, the Disclosure Package and Prospectus, if any, present fairly in all material respects the information set forth therein. The other financial and statistical data included in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required by the Act to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Disclosure Package and the Prospectus.

(xxxvii) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been, whether or not arising in the ordinary course of business, (A) any Material Adverse Effect, (B) any transaction which is material to the Company, (C) any obligation or liability, direct or contingent (including any off-balance sheet obligations) incurred by the Company that is material to the Company, (D) any change in the capital stock of, or other equity interests in, or outstanding indebtedness of, the Company or (E) any dividend or distribution of any kind declared, paid or made on the capital stock of, or other equity interests in, the Company.

(xxxviii) The Company (A) is not, and (B) at any time at or prior to the Time of Purchase or after giving effect to the offer and sale of the Securities and the application of the net proceeds thereof, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxix) The Company leases all such properties as are necessary to the conduct of its operations as presently conducted. The Company does not own any property.

(xl) All tax returns required to be filed by the Company have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(xli) The Company maintains effective internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 of the Exchange Act), and a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has been (x) no material weakness in internal control over financial reporting and (y) no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xlii) The Company maintains effective disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time period specified in the Commission’s rules and forms, and is accumulated and communicated to management of the Company, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding disclosure.

(xliii) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Nasdaq Marketplace Rules IM-5605. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of the Nasdaq Stock Market LLC corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(xliv) The Company, and to the knowledge of the Company, its directors and officers, are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and Nasdaq promulgated thereunder, solely to the extent that such provisions have been applicable to the Company.

(xlv) Each forward-looking statement contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed by the Company with a reasonable basis and in good faith.

(xlvi) All statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(xlvii) None of the Company, the Sponsor, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”). The Company, the Sponsor, and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and reasonably expected to ensure, continued compliance therewith.

(xlviii) The operations of the Company and the Sponsor and, to the knowledge of the Company, other affiliates of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Regulatory Authority (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court or Regulatory Authority involving the Company or the Sponsor with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened or contemplated.

(xlix) None of the Company, the Sponsor or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Sponsor is currently subject to or the target of any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not directly or indirectly use the proceeds from its sale of Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, to fund any activities of or business with any person or entity, or in any country or territory, that is then the subject of Sanctions or in any other manner that will result in a violation of Sanctions by any person or entity.

(l) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any officer or director of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by FINRA.

(li) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(lii) The Company (A) does not have any material lending or other relationship with any Underwriter or any bank, lending or other affiliate of any Underwriter and (B) does not intend to use any of the proceeds from its sale of Securities contemplated hereby to repay any outstanding debt owed to any Underwriter or any affiliate of any Underwriter.

(liii) All information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and, to the Company’s knowledge, the Company’s officers, directors and director nominees and provided to the Underwriters, is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(liv) The Company has not identified or selected any acquisition target. Prior to the date hereof, neither the Company nor anyone on its behalf has, and as of the Time of Purchase, neither the Company nor anyone on its behalf will have: (A) initiated or had any substantive discussions, directly or indirectly, with any potential business combination target or (B) undertaken or engaged or retained any agent or other representative to undertake, any research, diligence, evaluations or similar activities to identify, locate or contact any suitable acquisition candidate.

(lv) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or by any other method that would be deemed to be “underwriting compensation” pursuant to Rule 5110 of the FINRA Manual): (A) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (B) to any person that has been accepted by FINRA as a member of FINRA (a “Member”); or (C) to any person or entity that has any direct or indirect affiliation or association with any Member, within the FINRA Review Period, as defined in Rule 5110(j)(20) of the FINRA Manual, other than payments to the Underwriters pursuant to this Agreement.

(lvi) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, during the period beginning one hundred and eighty (180) days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(lvii) Except as disclosed in the FINRA Questionnaires provided to the Representatives, to the Company’s knowledge, no officer, director, or beneficial owner of 10% or more of any class of the Company’s equity securities or securities convertible or exchangeable into such equity securities (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(lviii) Except as disclosed in the FINRA Questionnaires provided to the Representatives, to the Company’s knowledge, no Company Affiliate is an owner of stock or other securities of any Member (other than securities purchased on the open market).

(lix) To the Company’s knowledge, no Company Affiliate has made a subordinated loan to any Member.

(lx) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a “participating member,” as defined in Rule 5110(j)(15) of the FINRA Manual, in the Offering within the 180-day period prior to the initial filing date of the Registration Statement.

(lxi) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by, or is under common control with, the Member or the Member’s associated persons; (C) at least 5% of the net proceeds from the Offering, not including underwriting compensation, are intended to be: (1) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (2) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (1) the Member will be an affiliate of the Company; (2) the Member will become publicly owned; or (3) the Company will become a Member or form a broker-dealer subsidiary.

(lxii) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(lxiii) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Disclosure Package or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(lxiv) The Company has not offered, or caused the Underwriters to offer, the Securities to any person or entity with the intention of unlawfully influencing: (A) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (B) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(lxv) Upon delivery and payment for the Units at the Time of Purchase, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(lxvi) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

3. Certain Covenants of the Company. The Company agrees:

(a) The Company, subject to Sections 3(b) and 3(c) hereof, will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission regarding the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with any offer or sale of Securities. The Company will effect all filings required under Rule 424(b) and Rule 430A in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing the Rule 430A Information shall have been filed with, and declared effective by, the Commission in accordance with the requirement of Rule 430A, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will comply with the Act so as to permit the completion of sales of Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If, during the period in which a prospectus is (or, but for the exception afforded by Rule 172 under the Act (“Rule 172”), would be) required by the Act to be delivered in connection with any offer or sale of Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Act, the Company will promptly (A) give the Underwriters written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible; provided, however, that the Company shall not file, use, authorize or approve the use of, or refer to, any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object.

(c) The Company will give the Representatives written notice of its intention to prepare, file, use, authorize or approve the use of, or refer to, any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus, will furnish the Underwriters with copies of any such document a reasonable amount of time prior to such proposed filing, use, authorization, approval or reference, as the case may be, and will not file, use, authorize or approve the use of, or refer to, any such document to which the Representatives or counsel for the Underwriters shall object.

(d) The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, on request and without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Representatives and counsel for the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company will furnish to each Underwriter, without charge, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the Act to be delivered in connection with any offer or sale of Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the Act to be delivered in connection with any offer or sale of Securities, will, subject to Sections 3(b) and 3(c) hereof, file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods prescribed by, and meeting the requirements of, the Exchange Act. Additionally, the Company shall report the use of the net proceeds from the sale of any Securities as may be required under the Act, including, if applicable, Rule 463 of the Act.

(g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Representatives may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Securities contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(i) The Company will use its best efforts to effect and maintain the listing of the Securities on, and satisfy the requirements of, Nasdaq (or another U.S. national securities exchange).

(j) The Company will not, without the prior written consent of the Representatives, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending one hundred eighty (180) days after the date of this Agreement; provided, however, that the Company may (A) issue and sell the Private Placement

Units, (B) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares, the Private Placement Units, the Ordinary Shares underlying the Private Placement Units, the Private Placement Warrants, the Ordinary Shares underlying the Private Placement Warrants, the Working Capital Units, and the warrants underlying the Working Capital Units (including the Ordinary Shares underlying such warrants), (C) issue securities in connection with a Business Combination and (D) issue and sell the Option Securities upon exercise of all or any portion of the option provided for in Section 1(c) hereof or (ii) release any Sponsor, any officer, director or director nominee from the 180-day lock-up contained in the Insider Letter.

(k) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in the Insider Letter for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three (3) business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release through a major news service at least two (2) business days before the effective date of the release or waiver.

(l) The Company will not make any offer relating to the Securities that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(m) The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action that is designed, or might reasonably be expected, to cause or result in, or any action that constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Securities or a violation of Regulation M under the Exchange Act.

(n) If at any time following the distribution of any Written Testing-the-Waters Communication any event shall have occurred or occurs or development shall have existed or exists as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(o) The Company will promptly notify the Representatives in writing if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 3(j) hereof.

(p) For a period commencing on the Effective Date and ending the earlier of five (5) years from the date of the consummation of the Company’s initial Business Combination or such earlier time at which the Liquidation occurs or the Company is acquired or completes a going private transaction in a transaction where the Ordinary Shares are no longer outstanding (as applicable, the “Termination Date”), the Company will use its best efforts to maintain the registration of the Units, Ordinary Shares and Warrants under the provisions of the Exchange Act.

The Company will not deregister the Units (unless all of the Units have been separated in connection with or prior to the Company’s initial Business Combination), Ordinary Shares or Warrants under the Exchange Act prior to the Termination Date without the prior written consent of the Representatives.

(q) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Time of Purchase (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering at the Time of Purchase. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four (4) business days after the Time of Purchase, file a Current Report on Form 8-K with the Commission, which Current Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 1(c) hereof, the Company shall promptly, but not later than four (4) business days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which Current Report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(r) Until the Termination Date, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Reports on Form 10-Q and the mailing, if any, of quarterly financial information to shareholders.

(s) Until the Termination Date, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Representatives, furnish to the Representatives copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representatives: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement.

(t) Until the Termination Date, the Company shall retain a transfer and warrant agent.

(u) The Company will not consummate a Business Combination with any entity that is affiliated with any Initial Shareholder or any of the Company’s officers or directors unless it obtains an opinion from an independent accounting firm or an independent investment banking firm which is a member of FINRA that such Business Combination is fair to the Company’s shareholders from a financial point of view. Other than as set forth in this subsection, the Company shall not pay the Sponsor or its affiliates or any of the Company’s executive officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided however, that such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account; (ii) may be repaid loans as described in the Registration Statement; (iii) may receive customary financial advisory fees in connection with a Business Combination; and (iv) may be paid $20,000 per month for office space, utilities, secretarial and administrative support pursuant to the Administrative Support Agreement between the Company and ASC.

(v) The Company will apply the net proceeds from the Offering received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(w) For a period of ninety (90) days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide the Representatives and their counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with its initial Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(x) The Company shall advise FINRA, the Representatives and their counsel if it is aware that any 10% or greater shareholder of the Company (other than Stifel or Nomura) becomes an affiliate or associated person of a Member participating in the distribution of the Company’s Securities.

(y) The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of one hundred eighty-five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Disclosure Package and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(z) During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(aa) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of any of the Warrants and Private Placement Warrants outstanding from time to time.

(bb) Prior to the consummation of a Business Combination or the Liquidation, the Company shall not issue any Ordinary Shares, Warrants or any options or other securities convertible into Ordinary Shares, or any preference shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Ordinary Shares on a Business Combination.

(cc) Prior to the consummation of a Business Combination or the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(dd) The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(ee) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences

(ff) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Marketplace Rules.

(gg) Prior to the consummation of a Business Combination or the Liquidation, the Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Memorandum and Articles of Association, or its bylaws, as amended.

(hh) Prior to the consummation of a Business Combination or the Liquidation, the Company will seek to have all vendors, service providers (other than its independent auditors), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders.

(ii) The Company may consummate its initial Business Combination and conduct redemptions of Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Ordinary Shares held by such shareholder for an amount of cash equal to (i) the aggregate amount then on deposit in the Trust Account representing (A) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Units and (B) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable and any amounts released to the Company to fund working capital requirements), divided by (ii) the total number of Public Shares then outstanding. If, however, the Company elects not to file such tender offer documents, a shareholder vote is required by law in connection with the initial Business Combination, or the Company decides to hold a shareholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor has agreed to vote all of the Founder Shares and any other Ordinary Shares purchased during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (x) the aggregate amount then on deposit in the Trust Account representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Units and (2) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable and any amounts released to the Company to fund working capital requirements), divided by (y) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares voted by the shareholders at a duly-held shareholders meeting are voted to approve such Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption. Only Public Shareholders holding Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination within fifteen (15) months from the closing of the Offering (the “Initial Period,” which may be extended in up to two separate instances by an additional three months each, for a total of up to 18 months or 21 months, as applicable (each period as so extended, an “Extended Period”), by depositing into the trust account for each three month extension in an amount of $0.10 per unit; provided that the Initial Period will automatically be extended to 18 months, and any Extended

Period will automatically be extended to 21 or 24 months, as applicable (any such automatically extended period, the “Automatically Extended Period”), if the Company has filed (i) a Form 8-K including a definitive merger or acquisition agreement or (ii) a proxy statement, registration statement or similar filing for an initial business combination but have not completed the initial business combination during the applicable period (any such Extended Period or Automatically Extended Period, an “Extension Period”)), the Company will (I) cease all operations except for the purpose of winding up, (II) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (III) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Ordinary Shares included in the Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of capital stock of the Company. The Company will not propose any amendment to the Memorandum and Articles of Association that would (i) modify the substance or timing of the Company’s obligation to allow redemption in connection with its Business Combination or to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within fifteen (15) months from the closing of the Offering (or during any Extension Period), or (ii) any other provision relating to the Public Shareholders’ rights or pre-Business Combination activity unless the Company offers the right to redeem the Public Shares in connection with such amendment, as described in the Prospectus.

(jj) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the Company’s consummation of a Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representatives’ standard policies regarding confidential information.

(kk) Upon the consummation of its initial Business Combination, the Company will cause the Trustee to pay to the Representatives, on behalf of the Underwriters, the Deferred Discount, including the Option Deferred Discount, if applicable. Payment of the Deferred Discount will be made out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within fifteen (15) months from the closing of the Offering (or during any Extension Period), the Deferred Discount will not be paid to the Representatives and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(ll) Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed on Nasdaq (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the liquidation of the Company, in each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(mm) The Company shall not amend, modify or otherwise change the Trust Agreement, the Warrant Agreement, the Sponsor Shares Subscription Agreement, the Sponsor Unit Purchase Agreement, the Registration Rights Agreement, the Insider Letter and the Administrative Support Agreement, in each case, without the prior written consent of the Representatives (such consent not to be unreasonably withheld). The Trust Agreement shall provide that the trustee is required to obtain a joint written instruction signed by each of the Company and the Representatives with respect to the transfer of the funds held in the Trust Account from the Trust Account prior to commencing any liquidation of the assets of the Trust Account in connection with the Company’s consummation of any Business Combination, and such provision of the Trust Agreement shall not be permitted to be amended without the prior written consent of the Representatives.

4. Covenant to Pay Costs. (a) The Company agrees to pay, or cause to be paid, all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, any preliminary prospectus and the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (ii) the printing, registration, issue, sale and delivery of the Securities and the Private Placement Units, including any stock or transfer taxes and stamp or similar duties payable upon the registration, sale, issuance or delivery of the Securities to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, and Powers of Attorney and Custody Agreements, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (iv) the qualification, registration or exemption of the Securities for offer and sale under state or non-U.S. laws and the determination of their eligibility for investment under state or non-U.S. law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters, (v) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Securities by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, such amount not to exceed $25,000, (vii) the fees and disbursements of the transfer agent and registrar for the Securities, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering of the Securities to prospective investors and the Underwriters’ respective sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers and other representatives of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (ix) fees, expenses and disbursements relating to background checks of the Company’s directors and management team, such amount not to exceed $45,000, of which $25,000 shall be paid upon the closing of the Offering with the remainder paid upon the Company’s consummation of its initial Business Combination; and (x) the performance of the Company’s other obligations hereunder.

(b) If this Agreement is terminated by the Representatives in accordance with the provisions of Sections 5, 6(b)(1), 6(b)(2)(B), 6(b)(2)(E) or 7 hereof, the Company shall reimburse the Underwriters for all accountable expenses actually incurred by the Underwriters pursuant to Rule 5110(g)(5)(a) of the FINRA Manual (not to exceed $75,000).

5. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company contained herein or in certificates of any officer or other representative of the Company and delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Registration Statement, including the Rule 462(b) Registration Statement, if any, is effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened or contemplated. The Company shall have filed with the Commission each preliminary prospectus and the Prospectus in the manner and within the time period required by Rule 424(b) and Rule 430A, or a post-effective amendment providing the Rule 430A Information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Underwriters.

(b) At the Time of Purchase and any Option Securities Settlement Date, the Underwriters shall have received the favorable written opinion or opinions and 10b-5 letter of Cooley LLP, counsel to the Company, dated such date, in form and substance satisfactory to the Underwriters.

(c) At the Time of Purchase and any Option Securities Settlement Date, the Underwriters shall have received the favorable written opinion or opinions of Conyers Dill & Pearman LLP, Cayman Islands counsel to the Company, dated such date, in form and substance satisfactory to the Underwriters.

(d) At the Time of Purchase and any Option Securities Settlement Date, the Underwriters shall have received the favorable written opinion or opinions and 10b-5 letter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Underwriters, dated such date, in form and substance satisfactory to the Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(e) On the date of this Agreement, the Underwriters shall have received a letter from Grant Thornton LLP, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the Disclosure Package and the Prospectus or any amendment or supplement thereto.

(f) At the Time of Purchase and any Option Securities Settlement Date, the Underwriters shall have received from Grant Thornton LLP a letter, dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(d) hereof, except that the specified date referred to shall be a date not more than three (3) business days prior to the Time of Purchase or such Option Securities Settlement Date, as the case may be.

(g) At the Time of Purchase, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any Material Adverse Effect, and the Underwriters shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect set forth in Exhibit A hereto.

(h) On the date of this Agreement, at the Time of Purchase and on any Option Securities Settlement Date, the Securities shall have been duly listed, and admitted and authorized for trading, on Nasdaq, subject only to official notice of issuance.

(i) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(j) On the Effective Date, the Company shall have delivered to the Representatives executed copies of each of the Transaction Agreements and the Insider Letter.

(k) At least one (1) business day prior to the Time of Purchase, the Sponsor shall have caused the purchase price for the Private Placement Units to be wired to the Company and the Company shall direct the trustee to deposit such funds, into the Trust Account and to hold such funds in escrow therein.

(l) At the Time of Purchase and any Option Securities Settlement Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the offer and sale of the Securities as contemplated herein shall be satisfactory in form and substance to the Representatives and counsel to the Underwriters.

(m) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Time of Purchase, and any such termination shall be without liability of any party to any other party except the provisions of Sections 2, 4, 8, 11, 12 and 13 hereof shall remain in full force and effect notwithstanding such termination.

6. Effective Date of Agreement; Termination. (a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) The Representatives may terminate this Agreement at any time at or prior to the Time of Purchase, by notice to the Company, if (i) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall have been any Material Adverse Effect, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the completion of the Offering of Securities contemplated by this Agreement or to enforce contracts for the sale of such Securities, or (ii) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the NYSE American or Nasdaq, or the establishment by the Commission or FINRA of minimum or maximum prices on any of such stock exchanges, (B) a suspension or material limitation in trading in the Company’s securities on Nasdaq, (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war or any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere if the effect of any such event specified in this clause (D), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the completion of the Offering of Securities contemplated by this Agreement or to enforce contracts for the sale of such Securities, or (E) the Company is in material breach of any of its representations, warranties or covenants hereunder.

(c) In the event of any termination under Section 6(b) hereof, neither party will have any liability to the other party hereto, except as set forth in Section 4 hereof, and provided further that the provisions of Sections 2, 8, 11, 12 and 13 hereof shall remain in effect.

7. Default. If one or more Underwriters shall fail at the Time of Purchase or an Option Securities Settlement Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within twenty-four (24) hours thereafter, to make arrangements for one of or more of the non-defaulting Underwriters or any other underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)

if the number of Defaulted Securities does not exceed 10% of the number of Securities to be so purchased by all of the Underwriters on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all non-defaulting Underwriters; or

(ii)

if the number of Defaulted Securities exceeds 10% of the number of Securities to be so purchased by all of the Underwriters on such date, this Agreement or, with respect to any Option Securities Settlement Date, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Option Securities Settlement Date shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 7 shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, or, in the case of an Option Securities Settlement Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Time of Purchase or the relevant Option Securities Settlement Date, as the case may be, for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 7.

8. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of any Underwriter, and the successors and assigns of all of the foregoing persons, from and against any and all loss, damage, expense, liability or claim (including the reasonable cost of investigation and the fees and disbursements of counsel chosen by the Representatives) whatsoever, as incurred, which, jointly or severally, any Underwriter or any such person may incur insofar as such loss, damage, expense, liability or claim arises out of, relates to or is based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or arises out of, relates to or is based on any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information furnished in writing by the Representatives to the Company expressly for use in, the Registration Statement (or any amendment thereto) or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in the Registration Statement (or any amendment thereto) in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in the Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Written Testing-the-Waters Communication, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any information provided to investors by, or with the approval of, the Company, including, without limitation, any investor presentations, or arises out of, relates to or is based on any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to any such preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), insofar as any such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Underwriter Information furnished in writing by the Representatives to the Company expressly for use in, such preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in such preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in connection with the Underwriter Information, which material fact was not contained in the Underwriter Information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any and all loss, damage, expense, liability or claim (including the reasonable cost of investigation) whatsoever, as incurred, which, jointly or severally, the Company or any such person may incur insofar as such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information concerning such Underwriter furnished in writing by such Underwriter to the Representatives for delivery to the Company expressly for use in, the Registration Statement (or any amendment thereto), or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in the Registration Statement (or any amendment thereto) in connection with such Underwriter Information, which material fact was not contained in such Underwriter Information and which material fact was required to be stated in the Registration Statement (or any amendment thereto) or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information concerning such Underwriter furnished in writing by such Underwriter to the Representatives for delivery to the Company expressly for use in, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in connection with such Underwriter Information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any party required to provide indemnification under this Agreement (as applicable, the “indemnifying party”), such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding; provided, however, that the omission or failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party otherwise than under this Section 8. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall any indemnifying party be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding or Proceedings. The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any and all loss, damage, expense, liability or claim by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under the applicable subsections above or insufficient to hold an indemnified party harmless in respect of any and all losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities (net of underwriting discounts received by the Underwriters but before deducting expenses) received by the Company and the underwriting discounts received by the Underwriters bear to the aggregate initial public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of the Underwriter’s partners, directors, officers, members and affiliates shall have the same rights to contribution as such Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(e) Each of the Company and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) hereof. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts received by such Underwriter in connection with Securities underwritten by it for sale to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

(f) The provisions contained in this Section 8, as well as the representations, warranties and covenants of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers members or affiliates or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Company’s directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Securities. The Company agrees promptly to notify the Underwriters of the commencement of any Proceeding against it or against any of the Company’s directors or officers in connection with the sale and delivery of the Securities or with the Registration Statement, the Disclosure Package or the Prospectus.

9. Information Furnished by the Underwriters. The statements set forth under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to the stabilization activities that may be undertaken by the Underwriters, constitute the only “Underwriter Information” for purposes hereof.

10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to them c/o Stifel, Nicolaus & Company, Incorporated, 1 South Street, 15th Floor, Baltimore, Maryland 21202, Attention: Syndicate, fax: (443) 224-1273; and if to the Company and c/o Nomura Securities International, Inc., 309 West 49th Street, New York, NY 10019, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 2815 Eastlake Avenue East, Suite 300, Seattle, WA 98102, Attention: Thong Q. Le.

11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject by suit upon such judgment.

13. Parties at Interest. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and, to the extent provided in Section 8 hereof, the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser of Securities, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. No Fiduciary Relationship. The Company acknowledges and agrees that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Securities. The Company further acknowledges and agrees that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders or other equity owners or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company confirms its understanding and agreement to that effect. The Company agrees that it is responsible for making its own independent judgments with respect to any such transactions and that any opinions or views expressed by any Underwriter to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company. The Company agrees that the Underwriters are not acting as fiduciary of the Company and no Underwriter has assumed or will assume any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

15. Counterparts; Electronic Signatures. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. The words “signed,” “execution,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Transaction Agreements shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the respective businesses and/or assets of the Underwriters and the Company.

17. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity (as defined below) or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 17, the following terms shall have the following meaning: (2) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (x) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (y) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (z) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a valid and legally binding agreement between the Company and the several Underwriters.

Very truly yours,

ALSP ORCHID ACQUISITION CORPORATION I

By:	/s/ Thong Q. Le
Name: Thong Q. Le
Title: Chief Executive Officer

Accepted and agreed to as of the date first above written

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Craig DeDomenico
Name: Craig DeDomenico
Title: Managing Director

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ James Chenard
Name: James Chenard
Title: Managing Director

On behalf of themselves and

as representatives of the

several Underwriters

Schedule A

Underwriters	Number of Underwritten Securities to be Purchased
Stifel, Nicolaus & Company, Incorporated	9,750,000
Nomura Securities International, Inc.	5,250,000

Total	15,000,000

A-1

Schedule B

TIME OF DELIVERY INFORMATION

ALSP Orchid Acquisition Corporation I priced 15,000,000 units at $10.00 per unit plus an additional 2,250,000 units if the underwriters exercise their over-allotment option in full.

The amounts in the Trust Account may be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

The units will be issued pursuant to an effective registration statement that has been previously filed with the Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Copies of the prospectus related to this offering may be obtained from Stifel, Nicolaus & Company, Incorporated, 1 South Street, 15th Floor, Baltimore, Maryland 21202 and from Nomura Securities International, Inc. at 309 West 49th Street, New York, New York 10019.

B-1

Exhibit A

The certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company shall be to the effect that the signers of such certificate have carefully examined the Registration Statement, each preliminary prospectus, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Time of Purchase with the same effect as if made at the Time of Purchase and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Purchase;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

A-1